Exhibit 10.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into effective as of April ___, 2022 by and between Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and __________ (“Indemnitee”) effective immediately. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement have the meanings ascribed to such terms in the Company’s By-laws.

RECITALS

WHEREAS, the Indemnitee has certain rights to indemnification and advancement of expenses pursuant to the Company’s Amended and Restated Certificate of Incorporation (including, but not limited to, Section 10 therein or otherwise), the Company’s By-laws (including, but not limited to Article VIII Indemnification or otherwise), and under Delaware General Corporation Law (“DGCL”), including, but not limited Title 8, Corporations Section 145 or otherwise) (collectively the “Corporate Indemnification Protections”);

WHEREAS, the parties hereto further wish to provide that the indemnification and advancement available under such Corporate Indemnification Protections would continue after an individual ceased to be a director, officer, employee or agent of the Company with respect to proceedings arising by reason of the individual’s service to the Company; and

WHEREAS, to update and clarify the protections afforded to Indemnitee, the parties now wish to enter into this Agreement, which is a supplement to and in furtherance of the indemnification provided in the Corporate Indemnification Protections, and shall not be deemed a substitute therefor, nor diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.Services to the Company. Indemnitee agrees, or has agreed, to serve as a director or officer of the Company. This Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company.

Section 2.Definitions.

As used in this Agreement:

(a)“Company Indemnitees” means the Indemnitee and each other person who, by reason of his or her Corporate Status, has entered into an indemnification agreement with the Company that is substantially consistent with this Agreement.

(b)“Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (i) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Company at the time of Indemnitee’s service or (ii) the management of which is or was controlled directly or indirectly by the Company at the time of Indemnitee’s service.

(c)“Enforcement Expenses” shall mean all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(d)“Expenses” shall mean all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)“Indemnification Cap” means a maximum aggregate liability of the Company to all Company Indemnitees collectively equal to the lower of (x) $5,000,000 and (y) the Remaining Coverage.

(f)“Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware corporate law and neither presently is, nor in the past two years has been, retained to represent: (i) the Company or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, investigative or other nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of his or her Corporate Status, whether or not serving in such capacity at the time, and in which any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any judicial proceeding or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 10 of this Agreement.

(h)“Remaining Coverage” means $5,000,000 minus the amount already expended in the aggregate by the Company to all Company Indemnitees.

Section 3.Indemnification. Subject to the Indemnification Cap, the Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding. Pursuant to this Section 3, but subject to the Indemnification Cap, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Notwithstanding the foregoing, in respect of any Proceeding by or in the right of the Company or any stockholder of the Company to procure a judgment in his, her or its favor, no indemnification shall be made (i) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated to be liable to the Company or any stockholder of the Company in the performance of Indemnitee’s duty to the Company and its stockholders, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a pending Proceeding without court approval or (iii) of expenses incurred in defending a pending Proceeding which is settled or otherwise disposed of without court approval. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, which shall not be unreasonably withheld in the case of any proposed settlement which, when aggregated with any prior such settlement, does not give rise to a liability of the Company exceeding the Indemnification Cap. The Company may withhold its consent to any settlement in its discretion if the liability of the Company thereunder, when aggregated with any prior such settlement, would exceed the Indemnification Cap.

Section 4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 6, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 6.Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(a)to make any indemnity if the Proceeding was one by or in the right of the Company and Indemnitee is finally adjudged to be liable to the Company, except to the extent permitted under Section 3(i);

(b)to make any indemnity if Indemnitee is finally adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in the Indemnitee’s Corporate Status;

(c)to provide indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) it is a judicial proceeding or arbitration brought to enforce Indemnitee’s rights under this Agreement, and then only to the extent in accordance with and as authorized by Section 10 of this Agreement, or (ii) the Corporate Indemnification Protections, a resolution of the stockholders of the Company or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise;

(d)to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

(e)to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(f)to make any indemnity or advancement that is prohibited by applicable law.

Section 7.Advances of Expenses. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by Indemnitee to repay any amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise. Execution and delivery to the Company of this Agreement by Indemnitee shall constitute an undertaking by Indemnitee to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which there shall be a final non-appealable determination that Indemnitee is not entitled to indemnification as provided by this Agreement or otherwise. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking pursuant to this Section 7 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

Section 8.Obtaining Indemnification.

(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor. Such request shall reasonably evidence the amounts requested by Indemnitee, to the extent known, and shall include such documentation and information as is reasonably available to Indemnitee. The officer or Director of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Upon receipt by the Company of a written request for indemnification, the Company shall indemnify Indemnitee, except to the extent limited or prohibited by Section 3 or Section 6, and any such indemnification shall be paid within sixty (60) days after receipt by the Company of the written request.

(b)In the event the Company claims that Indemnitee is not entitled to indemnification under Section 3 because the Indemnitee (i) did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, (ii) with respect to any criminal Proceeding, had reasonable cause to believe the Indemnitee’s conduct was unlawful, the entitlement of Indemnitee to indemnification shall be determined by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Independent Counsel shall be selected by the Company, subject to Section 8(d). Any determination that Indemnitee is not entitled to indemnification shall be made within sixty (60) days after receipt by the Company of Indemnitee’s written request for indemnification and, unless a determination is made by Independent Counsel that Indemnitee is not entitled to indemnification, any indemnification shall be paid in full by the Company, not later than ten (10) days after such determination. If Independent Counsel shall determine that

Indemnitee is entitled to indemnification for part (but not all) of the application for indemnification, Independent Counsel shall reasonably prorate any partial indemnification among the claims, issues or matters at issue at the time of the determination. Notwithstanding the foregoing, in no event shall the proration of the Indemnitee’s costs exceed one years of directors’ fees and/or payments to an officer of the Company.

(c)Indemnitee shall cooperate with the Independent Counsel making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)Indemnitee may, within ten (10) days after written notice of the Company’s selection of Independent Counsel, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 8(a), and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee or the Company may petition the court designated in Section 21 for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof.

Section 9.Presumptions and Effect of Certain Proceedings.

(a)In connection with any request for indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee is not entitled to indemnification.

(c)The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

Section 10.Remedies of Indemnitee.

(a)Subject to Section 10(f), in the event that (i) payment of indemnification or advancement of Expenses is not made, or is not timely made, pursuant to this Agreement, or (ii) a determination is made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, Indemnitee shall be entitled to an adjudication by the court designated in Section 22 of his or her entitlement to such indemnification or advancement. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a).

(b)In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)If a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such

Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.

(f)Notwithstanding anything in this Agreement to the contrary, no determination that Indemnitee is not entitled to indemnification under this Agreement shall be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 11.Defense of the Underlying Proceeding.

(a)Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement.

(b)Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to assume the defense of any Proceeding which may give rise to indemnification or advancement hereunder, with legal counsel chosen by the Company, acting reasonably, and subject to the prior approval of Indemnitee, which approval shall not be unreasonably withheld. The Company shall notify Indemnitee of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Proceeding under Section 11(a) above. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 11(b) shall not apply to a Proceeding brought by or on behalf of the Company or a judicial proceeding or arbitration brought by Indemnitee under Section 10 of this Agreement.

(c)Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel chosen by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel chosen by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld, at the expense of the Company (subject to Section 10(f) of this Agreement), to represent Indemnitee in connection with any such matter.

Section 12.Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporate Indemnification Protections, any agreement, any resolution of the stockholders of the Company or the Board or otherwise. In the event of a conflict between this Agreement and the Corporate Indemnification Protections, the agreement (or provision thereof) granting Indemnitee the greatest legally enforceable rights shall control. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)The Company may decide in the future to acquire directors’ and officers’ liability insurance, on terms and conditions deemed appropriate by the Board, covering Indemnitee or any claim made against Indemnitee by reason of his or her Corporate Status and covering the Company for any indemnification or advancement made by the Company to Indemnitee for any claims made against Indemnitee by reason of his or her Corporate Status. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise), and the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c)In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 13.Continuation of Rights. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is serving in his or her Corporate Status and shall continue thereafter so long as Indemnitee shall be subject to any possible claims based upon or by reason of his or her Corporate Status. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 14.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 15.Covenants of the Company. The Company hereby covenants that it will maintain at all times an amount in cash or marketable securities equal to the Remaining Coverage.

Section 16.Reliance; Enforcement.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a Director and/or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a Director and/or officer of the Company.

(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Corporate Indemnification Protections and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 17.Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18.Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

Section 19.Notices(a). All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by electronic transmission (e-mail or facsimile), with receipt of confirmation of delivery of electronic transmission:

(a)	If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b)If to the Company to:

Enzon Pharmaceuticals, Inc.
20 Commerce Drive (Suite 135)
Cranford, New Jersey 07016
Attention: Richard L. Feinstein
E-mail: rlfeinsteincpa@enzon.com

With a copy to:

Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, New York 10017-4611
Attention: Todd E. Mason, Esq.
Facsimile: (212) 344-6101
E-mail: Todd.Mason@ThompsonHine.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 20.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its Directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions. Notwithstanding the foregoing, in no event shall the contribution of the Indemnitee exceed one year of directors’ fees and/or payments to an officer of the Company.

Section 21.Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Chancery Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Chancery Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 19 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court has been brought in an improper or inconvenient forum.

Section 22.Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 23.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

ENZON PHARMACEUTICALS, INC.

By:
	Name:	Richard L. Feinstein
	Title:	Chief Executive Officer

INDEMNITEE:

[Signature Page to Indemnification Agreement]